CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 18, 1997 in this Registration Statement (Form N-1A No. 33-17604) of The Treasurer's Fund, Inc.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

New York, New York
February 24, 1998